Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Second Quarter Cash Dividend $0.06
REDDING, California, July 15, 2009/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $784 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced a cash dividend of $0.06 per share for the second quarter of 2009.
The $0.06 per share quarterly cash dividend will be paid to shareholders of record as of July 24, 2009, payable on July 31, 2009. The dividend has a yield of 4.32%.
BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Raymond James Financial/ Geoff Ball
1805 Hilltop Drive, Suite 106
Redding, CA (800) 926-5040
Wachovia Securities/ Ken Myers, Rick Hansen
10466 Brunswick Road
Grass Valley, CA (888) 383-3112
Contact Information
Patrick J. Moty, President & CEO
Telephone (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone (530) 722-3955
www.bankofcommerceholdings.com

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